Exhibit 99-3

JACKSON FUND SERVICES
FIDELITY BOND COVERAGE REQUIREMENTS
Determination Date:  06/30/08
                                                              MINIMUM
                                                             AMOUNT OF
                              TOTAL ASSETS (as of             BOND FOR
                                   06/30/08)               JOINT COVERAGE
                              --------------------------   ---------------
JNL Series Trust              $ 25,525,371,581              $2,500,000 (1)
JNL Variable Fund LLC           11,405,533,149               2,500,000 (1)
JNLNY Variable Fund I LLC             -                           -
JNL Investor Series Trust          776,937,146               1,000,000
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                                                  TOTAL     $6,000,000
                                  CURRENT BOND COVERAGE     $7,000,000
                                                           ---------------
                                        EXCESS COVERAGE     $1,000,000
                                                           ===============
(1)Maximum coverage required.